The Agreement on the Creation and the Transfer of the Research and Technical Products.

Tbilisi City                                                          April 21, 2000

Limited Liability  Partnership “Riaks”, registered in Saint-Petersburg, Russia, Vasily Island, 3-6A, here and after called “Orderer”, represented by Oralbekov Bakytzhan Omarbek-Uli, acting according to Articles of Association, from one side, and Department of Chemistry of the Tbilisi State University of Dshavahishvili, registered at: Georgia, Tbilisi city, Shavshavadze street 3, here and after called “Contractor”, represented by the Chief of Group “Hydride complexes of the transition metals” (in the Group are the following persons –  1) Professor Koridze, Scientific Leader,  2) Dr. Masharashvili – deputy Leader, senior science officer  3) Chedia, leading science officer 4) Sidamonidze leading engineer, at the Department of Chemistry of TSU (Head of the Department -  Sidamonidze Shota Iosifovish), acting according to Charter of the University, entered into the following Agreement:

1. Subject of the Agreement.

The Contractor agrees to perform research and development works with the purpose to create hydride complexes of transition metals – catalysts of hydrocarbons activation.

1.2  Scientific, technical, economical, time and other requirements to the Product are reflected in the following documents:

a) directional(scientific and technical) plan of research and development works

      b) timeline of research and development

1.3 Clauses a) and b) of 1.2 of the Agreement are to be defined, signed and changed by scientific leader of the research and development – Prof. Koridze.

2. Contractual Price

The Contractual price of the Agreement is US$4000 (four thousands US dollars) and includes the execution of research and development until final product, its transfer to Orderer, and other related to the Agreement expense. Upon approval from the Orderer certain budget lines may be increased by Prof. Koridze to subcontract research and development in other organizations, to purchase chemicals and other relevant expenses.

3. Payment conditions

Payments under the Agreement will be made gradually, with the first payment of US$1000, according to timeline of research and development. Should the Scientific Leader present relevant research bills, the latter may be paid directly by the Orderer (chemicals purchase, subcontracting works etc.)

4. Term of the Agreement

The present Agreement starts from April 21, 2000 and lasts until the completion of the research and development works, but no longer than April 2005.

5. Responsibilities of the Parties.

5.1  In case of the Agreement violation, the party at fault will pay 10% of the Contractual Price, but no more than US$500, and this does not absolve Parties from their obligations under the Agreement.

5.2  The Orderer agrees to wire US$1000 within 20 days after the Science Leader signs:

a) directional  (scientific and technical) plan of research and development works

b) timeline of research and development

5.3  Contractor agrees to keep in a strong confidentiality:

a) all current, perspective and final results of research and development

b) all relevant documentation, including the present Agreement with all appendixes

c) the Contractor under no reason and circumstances will pass on to third parties results of research and development works or any other information in any form (written, verbal,

   publications, patent applications, compounds, etc.).

5.4  The Contractor, under approval of the Science Leader, provides equipment and space to conduct research and development works, on conditions of rent or other arrangements.

6  Special conditions

All financial results, and also all other relevant property (ideas, patents, patent applications, inventions, novel chemical compounds and all their derivatives, formulations and synthesis routes) obtained under the Agreement, shall instantly, unconditionally and indisputably be a property of the Orderer, regardless of when and in what form the results (property) will be formed.

6.2  Clause 6.1 will be effective also for all subcontracting works, undertaking with financial, intellectual or organizational, or any other participation of the Contractor, the Executor or the Science Leader, regardless of the type of co-operation with the third parties (verbal or written co-operation, joint experimental works, consultations, short or long term experiments, equipment, space or services lease etc.).

6.3  All subcontractors (third parties) (research and development centers, Universities, Laboratories, Companies, private persons etc.) that are willing or will participate in research and development, in advance and obligatory warned by the Orderer or/and the Contractor, or by the Science Leader, preferably in written communication, about the exclusive rights of the Orderer on all intellectual and other property obtained as the result of any type participation of subcontractors (third parties) in research and development works of the Agreement.

6.4  The mere fact of the participation  of third parties in performance of research and development works of the Agreement will validate their unconditional consent with all clauses of article 6 of the Agreement.

6.5  Contractor must undertake all necessary measures to implement clauses of Article 6 of the Agreement, and in a timely manner perform all actions (signing and delivery  of necessary documents, compounds and samples etc.) in connection with realization by the Orderer of his Right on results to be obtained (or results already obtained).

6.6  By this Agreement, the Contractor transfers to the Orderer full and irrevocable Ownership and Disposal Rights on existing and future results (intellectual property) of research and development works in the scope of the present Agreement.

6.7  The Contractor agrees to pause research and development works with three days notice to the Orderer, if in the process of research and development works the negative outcome will become unavoidable. In this case the Orderer and the Contractor, within ten days, will analyze expediency and routes of continuation of research and development works. In case of the decision not to renew the research and development works, all obtained results will be transferred to the Orderer and will remain his property.

7.  Arbitration

7.1  All disputes and disagreements arising between the parties under the Agreement or in connection with it, should be resolved by negotiation.

7.2  In the event the disagreements are not resolved through negotiation, they must be heard by the Arbitration Court of Stockholm, Sweden.

8.  Changes and Amendments to the Agreement

8.1  Any changes and Amendments to the present Agreement  will be valid only if they are formalized in writing and signed by both parties.

8.2  The Agreement may be discontinued before the term upon mutual consent of both parties.

9.  Legal addresses of the parties.

Oralbekov Bakytzhan Omarbek-Uli

Saint-Petersburg, Russia, Vasily Island, 3-6A,

“Orderer”

Professor Helashivili

Rector of Science of Tbilisi University

“Contractor”

                                                   07.08.00

    Signatures of both parties,

    TSU Bank account details,

    Stamps of Riaks, TSU (two stamps)

Amendment A

Graphical formulations of hydride complexes

Koridze

Signature

Amendment B

          The timeline of research and development:

Stages of contracted works                      Beginning    Completion

1. Mending of deep vacuum mechanism.            2.10.2000    16.10.2000

Tuning the lineage for hydrogen and inert

gases cleaning.

Solvents cleaning.

2. Synthesis of aromatic diphosphine ligands    16.10.2000    2.11.2000

   and production of respective complexes with

   8-th group metals.

3. Obtaining of bimetallic (sandwich) complexes  3.11.2000    3.12.2000

   Rh, Ru and Ir using aromatic diphosphine

   ligands as the precursors.

4. Synthesis of di and tetra hydride derivatives 3.12.2000   31.12.2000

    of sandwich complexes obtained at the stage 3.

    The Science leader: Prof. Koridze     signature

   Contractors: A. Masharashvili           signature

              P. Chedia          signature

              G. Sidamonidze     signature

              L. Mzhvedze        signature